Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1
__________________________

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)
__________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
__________________________

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
__________________________
Muriel Shaw
U.S. Bank National Association
Two Midtown Plaza
1349 West Peachtree Street N.W., Suite 1050
Atlanta, Georgia 30309
(404) 898-8822
(Name, address and telephone number of agent for service)
__________________________
KB HOME
(Exact name of obligor as specified in its charter)
__________________________

Delaware	95-3666267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10990 Wilshire Boulevard Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)
__________________________
Senior Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION.
Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR.
If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-14.	Items 3-14 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.	LIST OF EXHIBITS.
List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, Georgia on the 18th day of July, 2014.

By:    /s/ MURIEL SHAW
Muriel Shaw
Assistant Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 18, 2014                U.S. BANK NATIONAL ASSOCIATION

By:    /s/ MURIEL SHAW
Muriel Shaw
Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2014
($000’s)

3/31/2014
Assets
Cash and Balances Due From Depositary Institutions	$7,390,563
Securities	84,977,518
Federal Funds	36,998
Loans & Lease Financing Receivables	234,549,731
Fixed Assets	4,726,552
Intangible Assets	13,234,790
Other Assets	22,187,278
Total Assets	$367,103,430
Liabilities
Deposits	$270,081,137
Fed Funds	3,856,384
Treasury Demand Notes	0
Trading Liabilities	422,782
Other Borrowed Money	35,507,326
Acceptances	0
Subordinated Notes and Debentures	4,623,000
Other Liabilities	11,663,853
Total Liabilities	$326,154,482
Equity
Common and Preferred Stock	$18,200
Surplus	14,266,409
Undivided Profits	25,808,807
Minority Interest in Subsidiaries	855,532
Total Equity Capital	$40,948,948
Total Liabilities and Equity Capital	$367,103,430